As filed with the Securities and Exchange Commission on September 23, 2004.

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEOPROBE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	31-1080091
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

425 Metro Place North, Suite 300
Dublin, Ohio 43017
(Address of Registrant's principal executive offices)

NEOPROBE CORPORATION
2002 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Brent L. Larson
Vice President, Finance and Chief Financial Officer
Neoprobe Corporation
425 Metro Place North, Suite 300
Dublin, Ohio 43017
(614) 793-7500
(Name, address and telephone number of agent for service)

Copies of Correspondence to:
William J. Kelly, Jr., Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
(614) 227-2136

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee
Common Stock, $.001 par value	3,000,000	$0.42	$1,260,000	$159.65

* Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of Neoprobe Corporation Common Stock as reported on the Over-The-Counter Bulletin Board on September 20, 2004.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Neoprobe Corporation Common Stock, $0.001 par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information concerning the Neoprobe Corporation 2002 Stock Incentive Plan, specified in Part I, will be sent or given to participants as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference

Neoprobe Corporation ("Neoprobe" or the "Company") incorporates by reference the following documents that the Company has previously filed with the Securities and Exchange Commission:

1.	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, filed March 30, 2004.

2.	Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004, filed May 14, 2004; Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004, filed August 16, 2004.

3.	Current Reports on Form 8-K dated February 25, 2004 (filed February 25, 2004), March 10, 2004 (filed March 10, 2004), May 12, 2004 (filed May 12, 2004), and August 10, 2004 (filed August 10, 2004).

4.	Notice of Annual Meeting and Proxy Statement, filed June 16, 2004.

5.	The description of Neoprobe common stock which is contained in Neoprobe’s Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description, is hereby incorporated by reference.

All documents filed by Neoprobe pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (Section 145) provides that directors and officers of Delaware corporations may, under certain circumstances, be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article V of Neoprobe's By-laws has provisions requiring the Company to indemnify its officers, directors, employees and agents that are in substantially the same language as Section 145.

Article Nine, section (b), of Neoprobe's certificate of incorporation further provides that no director will be personally liable to the Company or its stockholders for monetary damages or for any breach of fiduciary duty except for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, pursuant to Section 174 of the Delaware General Corporation Law (which imposes liability in connection with the payment of certain unlawful dividends, stock purchases or redemptions), or any amendment or successor provision thereto, or for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration

Not applicable.

Item 8. Exhibits

Exhibit Number	Description
4(a)
Neoprobe Corporation 2002 Stock Incentive Plan (previously filed as Appendix A to Definitive Proxy Statement (File No. 000-26520) filed with the Securities and Exchange Commission on May 5, 2003, and incorporated herein by reference).

4(b)
Amended and Restated Certificate of Incorporation of Neoprobe Corporation (previously filed as Exhibit 3.1 to Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on November 14, 2003, and incorporated herein by reference).

4(c)
Amended and Restated By-laws, as amended (previously filed as Exhibit 99.4 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 20, 1996, and incorporated herein by reference).

5*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

23(b)*	Consent of KMPG LLP.

24*	Powers of Attorney

________________
* Filed herewith.

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Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, as post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed what was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on September 23, 2004.

NEOPROBE CORPORATION

                              /s/ Brent L. Larson
Brent L. Larson, Vice President Finance and Chief Financial
Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* David C. Bupp	President, Chief Executive Officer	September 8, 2004
David C. Bupp	and Director
(principal executive officer)

/s/ Brent L. Larson	Vice President, Finance and Chief	September 23, 2004
Brent L. Larson	Financial Officer
(principal financial officer and principal
accounting officer)

* Julius R. Krevans	Chairman of the Board of Directors	September 9, 2004
Julius R. Krevans

Director
Carl J. Aschinger, Jr.

* Reuven Avital	Director	September 9, 2004
Reuven Avital

* Kirby I. Bland	Director	September 9, 2004
Kirby I. Bland

* Nancy E. Katz	Director	September 9, 2004
Nancy E. Katz

Director
Fred B. Miller

Director
Frank Whitley, Jr.

* By: /s/ Brent L. Larson
Brent L. Larson, attorney-in-fact for each
of the persons indicated

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Registration No. 333-______________

_____________________________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________________

NEOPROBE CORPORATION

______________________________

EXHIBITS

______________________________

EXHIBIT INDEX

Exhibit Number		Exhibit Description

4(a)
Neoprobe Corporation 2002 Stock Incentive Plan (previously filed as Appendix A to Definitive Proxy Statement (File No. 000-26520) filed with the Securities and Exchange Commission on May 5, 2003, and incorporated herein by reference).

4(b)
Amended and Restated Certificate of Incorporation of Neoprobe Corporation (previously filed as Exhibit 3.1 to Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on November 14, 2003, and incorporated herein by reference).

4(c)
Amended and Restated By-laws, as amended (previously filed as Exhibit 99.4 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 20, 1996, and incorporated herein by reference).

5	*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)		Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

23(b)	*	Consent of KPMG LLP

24	*	Powers of Attorney
________________
* Filed herewith.